Exhibit 10.1

VONTIER

EXECUTIVE DEFERRED INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 30, 2023

VONTIER

EXECUTIVE DEFERRED INCENTIVE PLAN

WHEREAS, Vontier Corporation (“Vontier”) sponsors and maintains this Vontier Executive Deferred Incentive Plan (the “Plan”), a spin-off plan from the Fortive Executive Deferred Incentive Program (the “Fortive EDIP”), a deferred compensation plan sponsored and maintained by Fortive Corporation (“Fortive”); and

WHEREAS, this Plan was established to offer deferred compensation to a select group of management and highly compensated employees of Vontier and those other companies that spun-off from Fortive into a separate unrelated company (the “Vontier Employees”); and

WHEREAS, the Plan’s rights and responsibilities were previously set forth in a prior plan document effective as of the Effective Date; and

WHEREAS, the Plan Sponsor now desires to amend the Plan to modify certain benefits and contributions applicable to Employees who become Participants on and after September 30, 2023 (the “Restatement Date”).

NOW, THEREFORE, the Plan Sponsor has adopted, by appropriate resolutions, this amendment and restatement of the Plan effective as of the Restatement Date. It is intended that this Plan, together with any Trust Agreement, shall be unfunded for purposes of the Code and shall constitute an unfunded pension plan maintained for a select group of management and highly compensated employees for purposes of Title I of ERISA, and shall comply with Code Section 409A (except for such amounts which are grandfathered from the requirements of Code Section 409A) and all formal regulations, rulings, and guidance issued thereunder.

ARTICLE I

DEFINITIONS

As used in this Plan, each of the following terms shall have the respective meaning set forth below unless a different meaning is plainly required by the content.

1.1 Administrator. The individual or committee appointed by the Plan Sponsor to administer the Plan pursuant to Article V.

1.2 Applicable Percentage. With respect to a Participant for a Performance Cycle, the applicable percentage determined from the table in Appendix A depending on the Participant’s Years of Participation as of the Cycle Beginning Date.

1.3 Beneficiary. An individual or entity entitled to receive any benefits under this Plan that are payable upon a Participant’s death.

1.4 Benefit Account. With respect to a Participant, the account maintained on behalf of the Participant to record any Benefit Amounts and Employer Contributions credited thereto or forfeited therefrom, any earnings credited thereto and any losses debited therefrom in accordance with the terms of this Plan. Amounts credited to this account on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4.

1.5 Benefit Amount. With respect to a Participant for a Performance Cycle, the Employer Contributions credited pursuant to Section 3.3 and any dollar amounts calculated and credited pursuant to Section 3.3.

1.6 Board. The Board of Directors of the Plan Sponsor, or any successor thereto, or a committee thereof specifically designated for purposes of making determinations hereunder.

1.7 Bonus. With respect to a Participant for a Plan Year, the amount (if any) of the Participant’s Target Bonus for the Plan Year that shall be determined to have been earned by the Participant in accordance with the Employer’s bonus program.

1.8 Bonus Deferral Amount. With respect to a Participant for a Plan Year, an amount of the Participant’s Target Bonus or Bonus for the last preceding Plan Year that the Participant has elected to defer pursuant to Section 3.2.

1.9 Cause. An Employee’s (a) dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to an Employer, or any other action in willful disregard of the interests of an Employer; (b) conviction of, or pleading guilty or no contest to (i) a felony, (ii) any misdemeanor (other than a traffic violation), or (iii) any other crime or activity that would impair the Employee’s ability to perform duties or impair the business reputation of an Employer; (c) willful failure or refusal to satisfactorily perform any duties assigned to the Employee; (d) failure or refusal to comply with an Employer’s standards, policies or procedures, including without limitation the Employer’s Code of Conduct as amended from time to time; (e) violation of any restrictive covenant agreement with an Employer; (f) engaging in any activity that is in conflict with the business purposes of an Employer, as determined in an Employer’s sole discretion, or (g) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under any agreement between Employee and an Employer.

The Plan Administrator, in its sole and absolute discretion, shall determine Cause.

1.10 Change in Control. The consummation of any of the following events that occurs after the Restatement Date:

(a) the merger, consolidation, or reorganization of the Plan Sponsor with one or more corporations, limited liability companies, partnerships or other entities in which the Plan Sponsor is not the surviving entity (other than a merger, consolidation or reorganization which would result in the voting securities of the Plan Sponsor outstanding immediately prior to such event continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, consolidation or reorganization and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity);

(b) the sale of all or substantially all of the assets of the Plan Sponsor to another person or entity; or

(c) any transaction (including a merger or reorganization in which the Plan Sponsor survives) approved by the Board that results in any person or entity (other than an affiliate of the Plan Sponsor as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended) owning 100% of the combined voting power of all classes of stock of the Plan Sponsor.

1.11 Change in Control Termination. A Participant’s Involuntary Termination or Good Reason Resignation that occurs during the period beginning on the date of a Change in Control and ending two (2) years after the date of such Change in Control; Notwithstanding anything herein to the contrary, Employees who become EDIP Eligible Employees within the two year period after a specific Change in Control shall not be eligible for a Change in Control Termination with respect to such Change in Control.

1.12 Class Year. Each period commencing on January 1st and ending on December 31st shall be considered a separate “Class Year;” the first Class Year commencing on January 1, 2020 and ending on December 31, 2020 shall be referred to as the “Class Year 2020;” the second Class Year commencing on January 1, 2021 and ending on December 31, 2021 shall be referred to as the “Class Year 2021;” and continuing thereafter each January 1st.

1.13 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.

1.14 Common Stock. The common stock of Vontier Corporation.

1.15 Common Stock Price. With respect to a specified date as of which the price of shares of Common Stock shall be determined, the closing price on the New York Stock Exchange of one (1) share of Common Stock on the business day last preceding the specified date. Solely for purposes of documenting administrative practice under the terms of the Plan, in determining the Common Stock Price under this Section 1.15 of the Plan, the terms “closing price on the New York Stock Exchange” and “most recent closing price on the New York Stock Exchange” shall not be construed to mean the adjusted closing price on the New York Stock Exchange.

1.16 Cycle Beginning Date. With respect to a Performance Cycle, the first (1st) day of the Performance Cycle.

1.17 Cycle Ending Date. With respect to a Performance Cycle, the last day of the Performance Cycle or, if earlier, the date during the Performance Cycle as of which this Plan shall terminate.

1.18 Deferral Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the Salary Deferral Amounts (if any) and Bonus Deferral Amounts (if any) that have been credited on the Participant’s behalf and any earnings credited thereto in accordance with the terms of this Plan. Amounts credited to this account on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4.

1.19 Deferred Compensation Eligible Employee. (a) An Employee who was hired on or before October 9, 2020, and who is an Initial Participant; (b) an Employee who was hired after October 9, 2020, and whose employment position is listed in the records prepared and maintained by the Administrator; or (c) effective on and after October 9, 2020, an Employee who is a Rollover Participant. Notwithstanding the foregoing sentence, the Administrator, in his or her sole discretion, may determine that an Employee who was hired on or before October 9, 2020, and who is not an Initial Participant shall become a Deferred Compensation Eligible Employee under such circumstances as the Administrator, in his or her sole discretion, may deem appropriate so long as the Employee has an employment position that is listed in the records prepared and maintained by the Administrator.

1.20 Distributable Amount. With respect to any specified date coincident with or subsequent to the Eligibility Termination Date of a Participant or a deceased Participant, the balance (if any) as of the specified date in the Participant’s Distribution Account (subsequent to any crediting thereof pursuant to Section 3.5 as of such Eligibility Termination Date).

1.21 Distribution Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the amounts to be distributed to the Participant or his or her Beneficiary or Beneficiaries and any earnings credited thereto in accordance with the terms of this Plan. Amounts credited to this account on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4.

1.22 Distribution Date. With respect to a Participant or a deceased Participant whose Employment Termination Date has occurred, the date as of which the Distributable shall be paid to the Participant or the deceased Participant’s Beneficiary or Beneficiaries, as applicable, or the date as of which the first (1st) installment of the Distributable Amount shall be paid to the Participant.

1.23 ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.24 Earnings Credit. With respect to a Participant, a nominal amount determined pursuant to Sections 3.2(f), 3.3(b), 3.4(b), and 3.5(b) of this Plan for crediting to or deducting from the Participant’s Deferral Account, Benefit Account, Rollover Account, and Distribution Account pursuant to Sections 3.2(f), 3.3(b), 3.4(b), and 3.5(b) respectively, of this Plan; provided, however, that, notwithstanding the foregoing, the Plan Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings. Notwithstanding any provision of the Plan to the contrary and pursuant to Section 9.4, notional amounts described in this Section shall be recorded by Class Year under each of a Participant’s Deferral Account, Benefit Account, Rollover Account, and Distribution Account.

1.25 Earnings Crediting Rate. With respect to a Participant, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant’s Deferral Account, Benefit Account, Rollover Account and Distribution Account, as determined pursuant to Sections 3.2, 3.3, 3.4, and 3.5 respectively, of this Plan; provided, however, that, notwithstanding the foregoing, the Plan Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings. Notwithstanding any provision of the Plan to the contrary and pursuant to Section 9.4, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant’s Deferral Account, Benefit Account, Rollover Account and Distribution Account shall be administered on the basis of Class Year.

1.26 EDIP Eligible Employee. An Employee eligible to participate in the Plan as a (a) Employer Contribution Eligible Employee or (b) a Deferred Compensation Eligible Employee.

1.27 Effective Date. The close of the New York Stock Exchange on October 9, 2020.

1.28 Eligible Compensation.

(a) Employer Contribution Eligible Employee on Cycle Beginning Date. If the Participant’s Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle and the Participant is a Employer Contribution Eligible Employee on such Cycle Beginning Date, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage and (II) the Participant’s Target Compensation.

(b) Employer Contribution Eligible Employee After Cycle Beginning Date. If the Participant’s Participation Date occurs after the Cycle Beginning Date but during the Performance Cycle, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage, (II) the Participant’s Target Compensation, and (III) the Months Factor for the month in which the Participant’s Participation Date occurs.

1.29 Eligibility Termination Date. With respect to a Participant who is an EDIP Eligible Employee, the earliest of (a) the Participant’s Employment Termination Date, or (b) the date that the Participant is no longer an EDIP Eligible Employee as defined in Section 1.26.

1.30 Employee. An Employee is an individual who performs services for an Employer.

1.31 Employer. (a) The Plan Sponsor or (b) an employer that is a member of the Plan Sponsor’s “controlled group of corporations, trades, or businesses,” as such term shall be defined in Code Sections 414(b) and 414(c), and that has adopted this Plan with the approval of the Plan Sponsor.

1.32 Employer Contribution. One (1) Notional Share. An Employer Contribution was previously referred to as a “Performance Share.”

1.33 Employer Contributions Account. With respect to a Participant, the account maintained on behalf of the Participant to record the Employer Contributions (if any) that have been credited on the Participant’s behalf for a Performance Cycle. Amounts credited to this account on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4.

1.34 Employer Contribution Eligible Employee. A Employer Contribution Eligible Employee is an Employee who is (a) Vontier Corporation’s Chief Executive Officer; (b) an officer of the Plan Sponsor within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934; or (c) a United States FLSA exempt leadership employee who oversees a major function of an Employer or a United States FLSA exempt leadership employee of an operating company and is a direct report to Vontier Corporation’s Chief Executive Officer. Notwithstanding the foregoing sentence, the Administrator, in his or her sole discretion, may determine that an Employee shall become an Employer Contribution Eligible Employee under such circumstances as the Administrator, in his or her sole discretion, may deem appropriate so long as the Employee has an employment position that is listed in the records prepared and maintained by the Administrator.

1.35 Employment Termination Date. With respect to a Participant, the earlier of the date that the Participant ceases being an Employee or the date as of which this Plan is terminated. Notwithstanding the foregoing, with respect to any Section 409A Amount of a Participant, the Participant’s “Employment Termination Date” shall be the date that the Participant separates from service with all Employers, whether by death, retirement, or other termination of employment, in a manner consistent with the definition in Treas. Reg. Section 1.409A-1(h).

1.36 Fortive EDIP. The Fortive Executive Deferred Incentive Program.

1.37 Good Reason Resignation. Any retirement or termination of employment by a Participant that is not initiated by an Employer and that is caused by any one or more of the following events which occurs during the period beginning on the date of a Change in Control and ending two years after the date of such Change in Control:

(a) Without the Participant’s written consent, assignment to the Participant of any duties inconsistent in any material respect with the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control which represent a diminution of such duties, or any other action by the Plan Sponsor which results in a material diminution in such authority, duties or responsibilities;

(b) Without the Participant’s written consent, a material change in the geographic location at which the Participant must perform services to a location which is more than fifty (50) miles from the Participant’s principal place of business immediately preceding the Change in Control; provided, that such change in location extends the commute of such Participant;

(c) Without the Participant’s written consent, a material reduction to the Participant’s base compensation and benefits, taken as a whole, as in effect immediately prior to the Change in Control; or

(d) The Plan Sponsor’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Plan Sponsor’s obligations to the Participant under this Plan.

Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Resignation only if the Participant provides written notice to the Plan Sponsor specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Resignation and the Participant provides such notice within ninety (90) days after the event that gives rise to the Good Reason Resignation. Within thirty (30) days after notice has been received, the Plan Sponsor shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Plan Sponsor does not cure such events or conditions within the thirty (30)-day period, the Participant may terminate employment with the Plan Sponsor based on Good Reason Resignation within thirty (30) days after the expiration of the cure period.

1.38 Grandfathered Amount. With respect to a Participant, any portion of the following account balances that was vested as of December 31, 2004: the Employer Contributions Account, the Benefit Account, the Deferral Account, the Rollover Account, and the Distribution Account; and any earnings credited thereto and any losses deducted therefrom on or after January 1, 2005, in accordance with the terms of the Plan.

1.39 Identification Date. December 31 of each calendar year thereafter.

1.40 Initial Participant. An Employee who was a participant in the Fortive EDIP and who became a Participant as of the close of the New York Stock Exchange on October 9, 2020, and is designated as an initial participant in the records prepared and maintained by the Administrator.

1.41 Involuntary Termination. The date that a Participant involuntarily separates from service with an Employer within the meaning of Code Section 409A and shall not include a separation from service for Cause, Permanent Disability or death.

1.42 Long-term Rate. With respect to a Performance Cycle, the closing price of the ten (10)-year Treasury bond rate on the business day last preceding the Cycle Beginning Date of the Performance Cycle or such other long-term interest rate as shall be determined for the remainder of the Performance Cycle by the Administrator in his or her sole discretion.

1.43 Months Factor. With respect to a Performance Cycle and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the number of months between the Participant’s Participation Date and the last day of the Plan Year during such Performance Cycle in which his or her Participation Date occurred as provided in Appendix B.

1.44 Notional Share. One (1) notional share equivalent in value to one (1) share of Common Stock.

1.45 Participant. A Participant is an EDIP Eligible Employee or former EDIP Eligible Employee who is participating in this Plan pursuant to Article II.

1.46 Participation Date. With respect to an EDIP Eligible Employee, the date (if any) as of which the EDIP Eligible Employee shall become a Participant as determined pursuant to Section 2.1.

1.47 Payroll Period. With respect to an EDIP Eligible Employee, a period with respect to which the EDIP Eligible Employee receives a pay check or otherwise is paid for services that he or she performs during the period for an Employer.

1.48 Performance Cycle. A period of one (1) Plan Year.

1.49 Permanent Disability. An Employee has a permanent and total incapacity from engaging in any employment for an Employer for physical or mental reasons. A “Permanent Disability” shall be deemed to exist if the Employee meets the requirements for disability benefits under the Plan Sponsor’s long-term disability plan or under the requirements for disability benefits under the Social Security law then in effect, or if the Employee is designated with an inactive employment status at the end of a disability or medical leave.

1.50 Plan. Vontier Executive Deferred Incentive Plan, as it is set forth herein and as it may be amended from time to time.

1.51 Plan Sponsor. The Plan Sponsor is Vontier Corporation, and its successors or assigns.

1.52 Plan Year. The Plan Year is the calendar year. For 2020, the initial Plan Year shall be from the close of the New York Stock Exchange on October 9 through December 31.

1.53 Rollover Account. With respect to a Rollover Participant, the account (if any) maintained on behalf of the Rollover Participant to record the Rollover Amount (if any) that has been credited on the Rollover Participant’s behalf and any earnings credited thereto in accordance with the terms of this Plan. Amounts credited to this account on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be recorded by Class Year pursuant to Section 9.4.

1.54 Rollover Amount. With respect to a Rollover Participant, the nonforfeitable dollar amount as of a specified date that the Administrator has permitted to be credited under this Plan pursuant to Section 3.4 of this Plan.

1.55 Rollover Participant. An Employee who elects to transfer to this Plan a nonforfeitable dollar amount previously granted to the Employee under another arrangement maintained by an employer as permitted by the Administrator in his or her sole discretion.

1.56 Salary. With respect to a Participant for a Payroll Period, the total cash compensation (if any) that is payable to the Participant by any Employer during the Payroll Period and that would be reportable on the Participant’s federal income tax withholding statement (Form W-2), including, but not limited to, salary and overtime pay, but excluding any Bonus that is payable to the Participant during the Payroll Period, plus remuneration as defined in Code Section 3401(a)(8)(A) to the extent not otherwise reported on the Participant’s Form W-2 (excluding housing, COLA, tax equalization, hardship and special allowances). Solely for purposes of documenting administrative practice under the terms of the Plan, under this Section 1.56 of the Plan, any hiring bonus paid to a Participant for a Payroll Period may be considered to be part of the Salary that is payable to the Participant by any Employer for the Payroll Period.

1.57 Salary Deferral Amount. With respect to a Participant for a Plan Year, an amount of the Participant’s Salary for a Payroll Period during the Plan Year that the Participant has elected to defer pursuant to Section 3.2.

1.58 Salary Deferral Contribution. The term “Salary Deferral Contribution” shall be defined in this Plan as it shall be defined in the 401(k) Plan.

1.59 Section 409A Amount. With respect to a Participant, any of the following amounts: (1) the portion of the Participant’s Benefit Account that is unvested as of December 31, 2004 (if any), determined as the product of (I) the balance in the Participant’s Benefit Account as of December 31, 2004 and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage attributable to the Participant’s Benefit Amounts as of December 31, 2004, determined in accordance with Section 3.3(c)(iii) of the Plan, and any earnings credited thereto and any losses deducted therefrom on or after January 1, 2005 in accordance with the terms of the Plan; and (2) any and all Benefit Amounts, Bonus Deferral Amounts, Salary Deferral Amounts, Employer Contributions, and Rollover Amounts that in accordance with the terms of the Plan are credited on the Participant’s behalf on and after January 1, 2005, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan (as well as any Distribution Amounts attributable to the amounts described in this subsection (2)). Any Rollover Amount credited on behalf of a Rollover Participant on or after January 1, 2005 shall be not deemed to be a Section 409A Amount to the extent expressly provided in connection with any merger or consolidation of a nonqualified deferred compensation plan (as defined in Code Section 409A) with and into this Plan. A Participant’s Section 409A Amounts shall be determined on the basis of Class Year, and with respect to each Class Year, the aggregate of his or her Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be deemed a separate Section 409A Amount for purposes of this Plan.

1.60 Specified Employee. An Employee who is a “key employee” as such term is defined in Code Section 416(i) without regard to Code Section 416(i)(5). For purposes of determining which Employees are key employees, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on an Identification Date; provided, however, that all Employees who are nonresident aliens during the entire 12-month period ending with the relevant Identification Date shall be excluded in any such determination.

1.61 Target Bonus. With respect to a Participant for a Plan Year, the target bonus (if any) that may be earned by the Participant for the Plan Year as determined in accordance with the Employer’s bonus program applicable to such Participant as from time to time in effect.

1.62 Target Compensation. With respect to a Participant for a Performance Cycle, the sum of (a) the Participant’s annual base salary for the Performance Cycle and (b) the Participant’s Target Bonus for the same such Performance Cycle.

1.63 Trust Agreement. Trust Agreement for the Vontier Executive Deferred Incentive Plan, if any, as it may be amended from time to time.

1.64 Valuation Date. The monthly or other more frequent periodic date selected by the Administrator to value Benefit Accounts, Deferral Accounts, Rollover Accounts, and Distribution Accounts. With respect to a Participant whose Eligibility Termination Date does not coincide with a Valuation Date defined in the preceding sentence, the Participant’s Eligibility Termination Date shall be deemed a Valuation Date solely with respect to that Participant.

1.65 Valuation Period. A period beginning on a Valuation Date and ending on the day before the next succeeding Valuation Date.

1.66 Vesting Percentage. With respect to a Benefit Amount and Employer Contributions credited to a Participant’s Benefit Account, the percentage to be applied to such Benefit Amount and Employer Contributions to determine the amount thereof to which the Participant shall have a nonforfeitable right, subject to any provision to the contrary in Section 3.3 or 5.9 or the Trust Agreement.

1.67 Vesting Year of Participation. With respect to a Participant other than a Rollover Participant, a twelve (12)-consecutive month period beginning on (A) the January 1st commencing with or next following the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains a Employer Contribution Eligible Employee, where the term “Employer Contribution Eligible Employee” shall be defined only as in Section 1.34 of this Plan; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained a Employer Contribution Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.68 Year of Participation. With respect to a Participant other than a Rollover Participant, a twelve (12)-consecutive month period beginning on (A) the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains a Employer Contribution Eligible Employee, where the term “Employer Contribution Eligible Employee” shall be defined only as in Section 1.34 of this Plan; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained a Employer Contribution Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.69 Year of Service. With respect to a Participant, a twelve (12)-consecutive month period beginning on the Participant’s employment date with an Employer or an anniversary thereof during which the Participant remains an Employee; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Employee for purposes of this Section and the date as of which any future Years of Service shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.70 401(k) Plan. The Vontier Retirement Savings Plan or any successor thereto, as it may be amended from time to time.

ARTICLE II

PARTICIPATION

2.1 Commencement of Participation. An EDIP Eligible Employee who is an Initial Participant may become a Participant as of October 9, 2020, and any other EDIP Eligible Employee may become a Participant as of the date that is the first (1st) day of a month and that coincides with or follows the later of October 9, 2020, or the date that the individual became an EDIP Eligible Employee; provided that the EDIP Eligible Employee completes an enrollment form (in electronic or paper form as determined by the Administrator) and files it with the Administrator within the time period specified by the Administrator.

2.2 Termination of Participation.

(a) Participant Ceases Being an EDIP Eligible Employee. A Participant who ceases being an EDIP Eligible Employee but remains an Employee shall cease being a Participant as of his or her Eligibility Termination Date if the Participant’s Distributable Amount as of such date (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.5 as of such date) equals zero (0).

(b) Participant Ceases Being an Employee. A Participant who ceases being an Employee shall cease being a Participant as of the earlier of the Participant’s date of death or the date as of which the Participant’s Distributable Amount (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.5 as of his or her Eligibility Termination Date) equals zero (0).

ARTICLE III

ACCOUNTS AND VESTING

3.1 Employer Contribution Accounts.

(a) Award of Employer Contributions. With respect to each Performance Cycle, the Administrator shall credit Participants’ Employer Contributions Accounts with Employer Contributions in accordance with the following:

(i) Employer Contribution Eligible Employee on Cycle Beginning Date. With respect to each Participant whose Participation Date occurred on or before the Cycle Beginning Date of the Performance Cycle, if the Participant shall be a Employer Contribution Eligible Employee on the Cycle Beginning Date, the Administrator shall credit the Participant’s Employer Contributions Account as of the Cycle Beginning Date (but subsequent to any zeroing of such account pursuant to Section 3.3) with a number of Employer Contributions equal to the quotient (rounded to the nearer whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Cycle Beginning Date.

(ii) Employer Contribution Eligible Employee After Cycle Beginning Date. With respect to each Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the Administrator shall credit the Participant’s Employer Contributions Account as of his or her Participation Date with a number of Employer Contributions equal to the quotient (rounded to the nearer whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Participant’s Participation Date.

(b) Limitations With Respect To Employer Contributions.

(i) No Shareholder Rights. A Employer Contribution has no legal relation to a share of Common Stock and, accordingly, no Participant who has a balance in his or her Employer Contributions Account shall be entitled to any dividend, voting, or other rights of a shareholder of Common Stock with respect to the Employer Contributions in his or her Employer Contributions Account.

(ii) No Right to Payment. No payment shall be made for any one (1) or more of the Employer Contributions in a Participant’s Employer Contributions Account except as provided in Section 4.2.

(iii) Cancellation of Employer Contributions. The Administrator may cancel all or any number of the Employer Contributions in a Participant’s Employer Contributions Account with the written consent of the Participant.

3.2 Deferral Accounts.

(a) Election to Defer. Subject to this Section:

(i) Bonus Deferral Amounts. A Participant who is a Deferred Compensation Eligible Employee may elect to have an amount of his or her Target Bonus for a Plan Year, a percentage of his or her Bonus for a Plan Year, or any amount (in whole dollars) of his or her Bonus as exceeds a specified amount deferred as a Bonus Deferral Amount for the next succeeding Plan Year; provided that (A) the actual amount deferred shall not exceed the Participant’s Bonus and (B) any election by a Participant to defer of a whole percentage of his or her Bonus for a Plan Year shall not exceed eighty-five percent (85%) of such Bonus for the Plan Year.

(ii) Salary Deferral Amounts. A Participant who is a Deferred Compensation Eligible Employee may elect to have a whole percentage not to exceed eighty-five percent (85%) of his or her Salary for each Payroll Period in a Plan Year during which he or she shall be an Deferred Compensation Eligible Employee deferred as a Salary Deferral Amount.

(b) Election Procedures. Subject to any further procedures established by the Administrator pursuant to Article V, any election made by a Participant pursuant to Subsection (a) above shall be subject to the procedures described in Paragraphs (i) through (iv) below:

(i) Initial Opportunity to Defer.

(A) Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for the Plan Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1.

(B) Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s Salary for the Plan Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1. Such election shall be effective for Payroll Periods during such Plan Year or the remainder of such Plan Year, as applicable, beginning as soon as administratively possible on or after the latest of (I) the Participant’s Participation Date, or (II) the date that the Participant files the properly completed enrollment form with the Administrator.

(ii) Subsequent Opportunities to Defer.

(A) Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for a Plan Year subsequent to the Plan Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Plan Year.

(B) Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s Salary for a Plan Year subsequent to the Plan Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Plan Year. Such election shall be effective for Payroll Periods during the respective Plan Year beginning as soon as administratively possible on or after the first (1st) day of the Plan Year.

(iii) No Revocations. A Participant may not, at any time, revoke a previous election with respect to a Bonus Deferral Amount or Salary Deferral Amounts.

(iv) Termination of Election. A Participant’s election concerning a Bonus Deferral Amount or Salary Deferral Amounts shall terminate on the earlier of (A) the date as of which the last amount or the only amount, as applicable, designated to be withheld under such election shall be withheld or (B) the Participant’s Eligibility Termination Date.

(c) Withholding by Employer.

(i) Bonus Deferral Amounts. The Employer of a Participant who has in effect an election with respect to a Bonus Deferral Amount pursuant to Subsection (b) above shall withhold the designated Bonus Deferral Amount from the Participant’s Bonus and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof.

(ii) Salary Deferral Amounts. The Employer of a Participant who has in effect an election with respect to Salary Deferral Amounts pursuant to Subsection (b) above for a Payroll Period shall withhold the designated Salary Deferral Amount from the Participant’s Salary for the Payroll Period and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof; provided, however, that, after the first such notice by the Employer to the Administrator, the Employer shall only notify the Administrator of any change in the withholding of Salary Deferral Amounts.

(d) Crediting of Deferral Amounts. As soon as administratively possible after the Administrator shall have received notice (or shall be deemed to have received notice pursuant to Subsection (c)(ii) above) that a Bonus Deferral Amount or a Salary Deferral Amount has been withheld on behalf of a Participant, the Administrator shall credit the Participant’s Deferral Account by such amount.

(e) Crediting of Additional Amounts.

(i) In General. For each Plan Year and as soon as administratively possible thereafter, the Administrator shall credit to the Deferral Account of each Participant with respect to whom the requirements in Paragraph (ii) below shall be met an amount (if any) that shall be determined by the Administrator in his or her sole discretion and that shall be intended to compensate for employer contributions that may have been foregone by the Participant under the 401(k) Plan or any other qualified plan maintained by an Employer due to the fact that a Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Plan Year.

(ii) Requirements for Additional Amount. A Participant shall be eligible to have an amount credited to his or her Deferral Account for a Plan Year in accordance with Paragraph (i) above if the following requirements are met with respect to the Participant:

(A) A Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Plan Year;

(B) The Participant had completed at least one (1) One Year of Service uninterrupted by a One-year Break in Service as of July 1 of the Plan Year;

(C) The Participant’s Eligibility Termination Date had not occurred as of the last day of the Plan Year; and

(D) The Participant’s Basic Compensation for the Plan Year does not exceed the Compensation Limitation for the Plan Year;

where, for purposes of this Paragraph, the terms “One Year of Service,” “One-year Break in Service,” “Basic Compensation” and “Compensation Limitation” shall be as defined in the 401(k) Plan or other qualified plan maintained by an Employer, as applicable.

(f) Crediting of Earnings.

(i) Elections. A Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Participant’s Deferral Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Participant makes his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Participant’s Deferral Account by properly completing an investment option election and filing it with the Administrator. A Participant who has filed an investment option election with the Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Participant’s Deferral Account and/or the investment of all or a designated portion of the current balance of the Participant’s Deferral Account by so designating on a new investment option election and filing the election with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election with respect to Common Stock and any such election of the Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Plan. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after October 9, 2020, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Participant files the investment option election with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made. Notwithstanding the foregoing, with respect to any Participant who is required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, if the Participant has elected Common Stock as an investment option that shall apply to all or a portion of his or her Deferred Account, such investment option and Earnings Crediting Rate shall not become effective with respect to any amounts deferred until the earlier of the April 30, July 31, October 31, or January 31 immediately following the date such amounts were deferred, and during the period from the date of deferral until such April 30, July 31, October 31, or January 31, as applicable, the investment options and Earnings Crediting Rate that shall apply to such deferred amounts shall be the fixed income fund investment option, or such other investment option as the Administrator shall determine.

The Administrator shall adopt and may amend procedures to be followed by Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(ii) No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Deferral Account of any Participant who has not made an investment option election pursuant to Subparagraph (i) above.

(iii) Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Deferral Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv) Accounting. As of each Valuation Date, the balance in each Deferral Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established; plus

(B) Any amounts credited to the Deferral Account pursuant to Sections 3.2(d) and 3.2(e) of this Plan during the Valuation Period ending on the Valuation Date; plus

(C) Any positive Earnings Credit determined for the Deferral Account pursuant to Section 3.2(f)(iii) of this Plan during the Valuation Period ending on the Valuation Date; less

(D) Any negative Earnings Credit determined for the Deferral Account pursuant to Section 3.2(f)(iii) during the Valuation Period ending on the Valuation Date.

(g) Vesting of Deferral Accounts. With respect to a Participant, the Participant’s Deferral Account shall be at all times nonforfeitable.

3.3 Benefit Accounts.

(a) Cyclical Accounting for Performance Cycles. As of each Cycle Beginning Date of a Performance Cycle, or Participation Date, that the Participant’s Employer Contributions Account is credited with Employer Contributions pursuant Section 3.1(a), the Administrator shall credit each Participant’s Benefit Account with the number of Employer Contributions in the Participant’s Employer Contribution Account as of such date and then the Administrator shall reduce the number of Employer Contributions in the Participant’s Employer Contribution Account to zero (0).

(b) Earnings Credits.

(i) Employer Contributions. The investment option and Earnings Crediting Rate applicable to the Employer Contributions in the Benefit Account of each Participant shall be Common Stock. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Employer Contributions in the Benefit Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): the Earnings Credit for the Common Stock investment option shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Benefit Account as of the later of the last preceding valuation Date or the date as of which the Benefit Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(ii) Benefit Amounts. As of the last day of each Plan Year, with respect to each Benefit Amount (if any) in a Participant’s Benefit Account as of the first (1st) day of such Plan Year other than Benefit Amounts consisting of Employer Contributions, the Administrator shall credit earnings on such Benefit Amount to the Participant’s Benefit Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (i) the Long-term Rate for the Performance Cycle in which the Plan Year occurs and (ii) the sum of (A) such Benefit Amount and (B) the aggregate amount (if any) of earnings thereon previously credited to the Participant’s Benefit Account.

(iii) Accounting. As of each Valuation Date, the balance in each Benefit Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Benefit Account as of the later of the last preceding Valuation Date or the date as of which the Benefit Account was established; plus

(B) Any amounts credited to the Benefit Account pursuant to Section 3.3(a) of this Plan during the Valuation Period ending on the Valuation Date; plus

(C) Any amounts credited to the Benefit Account pursuant to Section 3.3(c) of this Plan during the Valuation Period ending on the Valuation Date; plus

(D) Any positive Earnings Credit determined for the Benefit Account pursuant to Section 3.3(b)(i) and 3.3(b)(ii) of this Plan during the Valuation Period ending on the Valuation Date; less

(E) Any negative Earnings Credit determined for the Benefit Account pursuant to Section 3.3(b)(i) during the Valuation Period ending on the Valuation Date.

(c) Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) through (iv) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Subsections (a) and (b):

(i) Discretionary Crediting of Employer Contributions. If the Participant’s Eligibility Termination Date precedes the Cycle Ending Date of a Performance Cycle, the Administrator may, in his or her sole discretion, credit the Participant’s Benefit Account with a number of Employer Contributions for the Performance Cycle in which such Eligibility Termination Date occurs equal to the number of Employer Contributions credited to such Benefit Account on the Cycle Beginning Date of such Performance Cycle.

(ii) Effect on Employer Contributions Account. Except as otherwise provided in Paragraph (i) above, unless the Participant’s Eligibility Termination Date coincides with the Cycle Ending Date of a Performance Cycle, the Administrator shall reduce the number of Employer Contributions in the Participant’s Benefit Account by the number of Employer Contributions credited to such Benefit Account on the Cycle Beginning Date for the Performance Cycle or, if later, the Participant’s Participation Date.

(iii) Determination of Vesting Percentages. The Administrator shall determine the Vesting Percentage applicable to the Benefit Amounts including Employer Contributions and any earnings thereon in the Participant’s Benefit Account, in accordance with the following:

(A) Age and Service Vesting.

(1) If a Participant terminates employment with an Employer prior to September 30, 2023, the Participant’s Vesting Percentage applicable to the Benefit Amounts credited to the Participant’s account prior to September 30, 2023 including Performance Shares and any earnings thereon shall be determined as follows.

VESTING YEARS OF PARTICIPATION	VESTING PERCENTAGE
Less than 5 years	0
5 years but less than 6 years	10%
6 years but less than 7 years	20%
7 years but less than 8 years	30%
8 years but less than 9 years	40%
9 years but less than 10 years	50%
10 years but less than 11 years	60%
11 years but less than 12 years	70%
12 years but less than 13 years	80%
13 years but less than 14 years	90%
14 years or more	100%

All unvested Benefit Amounts will be forfeited upon a Participant terminating employment with an Employer. Upon reemployment and meeting the eligibility criteria, a reemployed Participant shall not have unvested Benefit Amounts restored to his or her account.

(2) If a Participant does not terminate employment with an Employer prior to September 30, 2023, except as otherwise provided in this Section 3.3(c)(iii), the Participant’s Vesting Percentage applicable to the Benefit Amounts including Employer Contributions and any earnings thereon shall be determined as follows:

VESTING YEARS OF SERVICE	VESTING PERCENTAGE
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(3) If a Participant terminates employment with an Employer prior to September 30, 2023, but on or after September 30, 2023 becomes reemployed and eligible to participate in the Plan, such Participant’s Vesting Percentage applicable to the Benefit Amounts credited to the Participant’s account on or after September 30, 2023 including Employer Contributions and any earnings thereon shall be determined as follows:

VESTING YEARS OF SERVICE ON OR AFTER SEPTEMBER 30, 2023	VESTING PERCENTAGE
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(B) Vesting at Death. If the Participant has died, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Employer Contributions and any earnings thereon shall be one hundred percent (100%).

(C) No Vesting. Except as otherwise provided in Subparagraph (A) or (B) above, the Participant’s Vesting Percentage applicable to each such Benefit Amount including Employer Contributions plus any such earnings thereon shall be zero percent (0%).

(D) Gross Misconduct Exception to Vesting. Notwithstanding Subparagraph (A) or (B) above, if the Administrator determines, in his or her sole discretion, that the circumstances of and/or surrounding the Participant’s ceasing to be a Employer Contribution Eligible Employee constitute gross misconduct on the part of the Participant, the Administrator may, in his or her sole discretion, determine that the Participant’s Vesting Percentage applicable to the Benefit Amounts and the Employer Contributions and earnings thereon shall be zero percent (0%).

(E) Vesting in the Event a Change in Control Termination. If a Participant experiences a Change in Control Termination, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Employer Contributions and any earnings thereon shall be one hundred percent (100%).

(iv) Forfeiture and Reduction of Benefit Account. If the Administrator determines pursuant to Paragraph (ii) above that the Participant’s Vesting Percentage with respect to the Benefit Amounts including Employer Contributions and earnings thereon, is less than one hundred percent (100%), the Administrator shall forfeit all or a portion of such Benefit Amount including Employer Contributions plus any earnings thereon by (A) reducing pro rata the Benefit Amounts and Employer Contributions by the product (rounded to two (2) decimals) of (I) the Benefit Amounts and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage and (B) reducing any such earnings by the product (rounded to two (2) decimals) of (I) the amount of such earnings and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage.

(v) Crediting of Earnings and Debiting of Losses. In the event that a Participant’s Eligibility Termination Date is neither a Valuation Date nor the last day of a Plan Year, such Eligibility Termination Date shall be deemed to be a Valuation Date and the last day of the Plan Year, and the Administrator shall determine the applicable Earnings Credits (if any) and value the Participant’s Benefit Account in accordance with Section 3.3(b).

3.4 Rollover Accounts.

(a) Crediting of Rollover Amount. As soon as administratively possible following the Administrator’s determination of the Rollover Amount with respect to a Rollover Participant, the Administrator shall credit to the Rollover Account of the Rollover Participant the Rollover Amount (if any) that shall be determined by the Administrator in his or her sole discretion.

(b) Crediting of Earnings.

(i) Elections. A Rollover Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Rollover Participant’s Rollover Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Rollover Participant make his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Rollover Participant’s Rollover Account by properly completing an investment option election and filing it with the Administrator. A Rollover Participant who has filed an investment option election with the Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Rollover Participant’s Rollover Account and/or the investment of all or a designated portion of the current balance of the Rollover Participant’s Rollover Account by so designating on a new investment option election and filing the election with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election of Common Stock and any such election of Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Plan. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Rollover Participant files the investment option election with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made.

The Administrator shall adopt and may amend procedures to be followed by Rollover Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(ii) No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Rollover Account of any Rollover Participant who has not made an investment option election pursuant to Subparagraph (i) above.

(iii) Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Rollover Account of each Rollover Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Rollover Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv) Accounting. As of each Valuation Date, the balance in each Rollover Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established; plus

(B) Any positive Earnings Credit determined for the Rollover Account pursuant to Section 3.4(b)(iii) of this Plan during the Valuation Period ending on the Valuation Date; less

(C) Any negative Earnings Credit determined for the Rollover Account pursuant to Section 3.4(b)(iii) during the Valuation Period ending on the Valuation Date.

3.5 Distribution Accounts.

(a) Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) and (ii) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Sections 3.2(f), 3.3(b), 3.3(c), and 3.4(b):

(i) Crediting of Distributable Amount. The Administrator shall credit to the Participant’s Distribution Account the sum of (A) the balance (if any) in his or her Benefit Account, and (B) the balance (if any) in his or her Deferral Account (if any), and (C) the balance (if any) in his or her Rollover Account (if any), and any and all investment elections in effect with respect to each of such balances as of the Participant’s Eligibility Termination Date shall be maintained in full force and effect.

(ii) Effect on Benefit Account, Deferral Account, and Rollover Account. The Administrator shall reduce the balance (if any) in the Participant’s Benefit Account, the balance (if any) in the Participant’s Deferral Account (if any), and the balance (if any) in the Participant’s Rollover Account (if any) to zero dollars ($0).

(b) Crediting of Earnings.

(i) Employer Contributions. With respect to the Employer Contributions in a Participant’s Distribution Account, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to the Employer Contribution in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.3(b)(i) of this Plan.

(B) Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) to the Employer Contributions in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.3(b)(i) of this Plan.

(ii) Prior Deferral Account and Rollover Account Balances. With respect to the portion of a Participant’s Distribution Account previously transferred from his or her Deferral Account and/or Rollover Account and not consisting of Employer Contributions, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to such portion of the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.2 (f)(iii).

(B) Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) on such portion of a Participant’s Distribution Account in accordance with Section 3.2(f)(iii) and/or 3.4(b)(iii), as applicable.

(iii) Balance of Distribution Account. With respect to the balance of a Participant’s Distribution Account after the crediting of earnings under Paragraphs (i) and (ii) above, the Administrator shall take the following actions during the period beginning on the Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Annual Accounting Before Employment Termination Date. As of the last day of each Plan Year during the aforementioned period, the Administrator shall credit earnings to the Distribution Account (if any) of each Participant whose Employment Termination Date has not occurred by the last day of the Plan Year, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Plan Year occurs, (B) the sum of the monthly balances in the Distribution Account during the Plan Year not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during the Plan Year in which the Distribution Account had a balance, and (II) twelve (12).

(B) Accounting at Employment Termination Date. As of the Employment Termination Date of a Participant, if such date is later than the Participant’s Eligibility Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Participant’s Employment Termination Date occurred, (B) the sum of the monthly balances in the Participant’s Distribution Account during the Plan Year in which his or her Employment Termination Date occurred not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during such Plan Year in which the Participant’s Distribution Account had a balance, and (II) twelve (12).

(iv) Annual Accounting Following Employment Termination Date. With respect to a Participant whose Employment Termination Date has occurred but who is receiving, or a deceased Participant whose Beneficiary or Beneficiaries are receiving, installment distributions of the Participant’s Distributable Amount pursuant to Section 4.2, as of each anniversary date of the Participant’s Employment Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which such anniversary date occurs and (B) the balance in the Participant’s Distribution Account as of such anniversary date.

ARTICLE IV

DISTRIBUTION OF BENEFITS

4.1 Election of Form and Medium of Distribution to Participant. Subject to Article IX, at the time a Participant completes the enrollment form required by Section 2.1 and at any other such times as the Administrator, in his or her sole discretion, may prescribe:

(a) The Participant may elect, in accordance with procedures established by the Administrator, to receive the Participant’s Distributable Amount payable upon his or her Employment Termination Date in one of the following forms of distribution:

(i) a lump-sum distribution; or

(ii) annual installments over two (2), five (5) or ten (10) years if:

(A) with respect to any portion of the Participant’s Distributable Amount attributable to a Grandfathered Amount, the Participant has (A) both attained age fifty-five (55) and completed at least five (5) Years of Service or (B) completed fifteen (15) Years of Participation; or

(B) with respect to any portion of the Participant’s Distributable Amount attributable to a Section 409A Amount, the Participant has both attained age fifty-five (55) and completed at least five (5) Years of Service.

(b) The Participant may elect, in accordance with procedures established by the Administrator, to receive any such lump-sum distribution or annual installments in cash, in shares of Common Stock, or partially in cash and partially in shares of Common Stock; provided, however, that any Employer Contributions and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as an investment option shall be paid in shares of Common Stock in accordance with Section 4.2(d).

4.2 Distributions Upon Termination of Employment. Subject to Articles V and IX:

(a) Available Benefits. Upon the Employment Termination Date of a Participant, the Participant or his or her Beneficiary or Beneficiaries, if the Participant has died, shall be eligible to receive payment of the Distributable Amount.

(b) Form and Medium of Payment.

(i) Payment to Participant. A Participant who is eligible for payment of the Distributable Amount pursuant to Subsection (a) above shall receive the Distributable Amount in the form and medium elected by the Participant on the most recent election form filed by the Participant pursuant to Section 4.1 prior to the Plan Year in which his or her Employment Termination Date occurs; provided, however, that:

(A) any Employer Contributions and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option shall be paid in shares of Common Stock; and

(B) subject to Paragraph (A) above and Section 9.2(c), if no such election form was filed with the Administrator, the Distributable Amount shall be paid as a lump-sum distribution in cash.

(ii) Payment to Beneficiary. Subject to Section 9.3 with respect to a Section 409A Amount, a Beneficiary of a deceased Participant who is eligible for payment of all or part of the Distributable Amount pursuant to Subsection (a) above shall receive all or such part, as applicable, of the Distributable Amount as a lump-sum distribution in cash and in shares of Common Stock to the extent of the Employer Contributions (if any) and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option.

(c) Timing of Payment. The Distribution Date for payment of the Distributable Amount in accordance with Subsections (a) and (b) above shall be the earliest date administratively possible within the ninety (90)-day period following the respective Participant’s Employment Termination Date.

(d) Payment in Common Stock. If all or part of a Participant’s Distributable Amount shall be paid in shares of Common Stock (treasury shares, authorized and unissued shares, authorized and issued shares, or a combination of the foregoing), the Administrator shall calculate the number of such shares of Common Stock as follows and the whole number of shares so calculated shall be paid in shares of Common Stock and the value of any fractional shares shall be paid in cash.

(i) With respect to the portion of the Distributable Amount not represented by Employer Contributions, as the quotient (rounded to two decimal places) of (A) such portion of the Distributable Amount and (B) the Common Stock Price as of the Participant’s Employment Termination Date.

(ii) With respect to the portion of the Distributable Amount represented by Employer Contributions, as the product of (A) the number of Employer Contributions and (B) the Common Stock Price as of the Participant’s Employment Termination Date.

(e) Payment of Installment Distributions. Subject to Section 9.2(d) with respect to a Section 409A Amount, after the Distribution Date of a Participant who shall receive installment distributions of the Distributable Amount, each subsequent installment distribution that shall be due shall be paid to the Participant as of the next succeeding anniversary of the Participant’s Employment Termination Date; provided, however, that, in the event of the death of the Participant before all such installment distributions shall be made, all or part, as applicable, of the total of the remaining installment distributions shall be paid as of the next succeeding anniversary of the Participant’s Employment Termination Date to the Participant’s Beneficiary or each of his or her Beneficiaries, as applicable; provided, however, that if the Participant elected to receive the Distributable Amount in the form of annual installments and the Participant dies prior to receiving all of such annual installments, the Administrator may, in his or her sole discretion, allow the Beneficiary of the deceased Participant to continue receiving installment payments rather than receiving such remaining payments as a lump sum except as otherwise provided in Section 9.3 with respect to any Section 409A Amounts.

(f) Administrative Matters. Subject to Section 8.5, the Administrator may, in his or her sole discretion, delay the Distribution Date for the benefits payable to or on behalf of a Participant to the extent necessary to determine the benefits properly.

4.3 In-service Distribution from Deferral Accounts. The Administrator may, but shall not be required to, establish procedures under which an in-service distribution may be made to a Participant of Bonus Deferral Amounts or Salary Deferral Amounts in his or her Deferral Account (if any) in the event that the Participant has an unforeseeable emergency, as described in Subsection (a) below, and the distribution is reasonably needed to satisfy the unforeseeable emergency, as described in Subsection (b) below:

(a) Unforeseeable Emergency. With respect to a Participant, an unforeseeable emergency is severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a “dependent” of the Participant, as such term shall be defined in Code Section 152(a); loss of the Participant’s property due to casualty; or another similar extraordinary and unforeseeable set of circumstances arising as a result of events beyond the control of the Participant.

(b) Distribution Reasonably Necessary to Satisfy Emergency. A distribution shall be deemed to be reasonably necessary to satisfy a Participant’s unforeseeable emergency if the following requirements are met:

(i) The distribution does not exceed the amount of the Participant’s financial need plus amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution;

(ii) The Participant’s financial need cannot be relieved:

(A) Through reimbursement or compensation by insurance or otherwise,

(B) By liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause severe financial hardship, or

(C) By the termination of the Participant’s election (if any) with respect to a Bonus Deferral Amount or Salary Deferral Amounts.

4.4 Beneficiaries. The Administrator shall provide to each new Participant a form (in paper or electronic format) on which he or she may designate (a) one or more Beneficiaries who shall receive all or a portion of the Distributable Amount upon the Participant’s death, including any Beneficiary who shall receive any such amount only in the event of the death of another Beneficiary; and (b) the percentages to be paid to each such Beneficiary (if there is more than one). A Participant may change his or her or her Beneficiary designation from time to time by filing a new form with the Administrator. No such Beneficiary designation shall be effective unless and until the Participant has properly filed the completed form with the Administrator, and a Beneficiary designation form that designates the spouse of a Participant as his Beneficiary (whether or not any other Beneficiary is also designated) shall be void with respect to the designation of the spouse upon the divorce of the Participant and the spouse with the result that the Participant’s former spouse shall not be a Beneficiary unless the Participant files a new form with the Administrator and designates his or her former spouse as a Beneficiary.

If a deceased Participant is not survived by a designated Beneficiary or if no Beneficiary was effectively designated, upon the Participant’s death, any benefit to which the Participant was then entitled shall be paid in a lump-sum distribution in cash to the Participant’s spouse and, if there is no spouse, to the Participant’s estate. If a designated Beneficiary is living at the death of the Participant but dies before receiving any or all of the benefit to which the Beneficiary was entitled, such benefit or the remaining portion of such benefit shall be paid in a lump-sum distribution in cash to the estate of the deceased Beneficiary.

ARTICLE V

CLAIMS AND ADMINISTRATION

5.1 Applications. A Participant or the Beneficiary of a deceased Participant who is or may be entitled to benefits under this Plan shall apply for such benefits in writing if and as required by the Administrator, in his or her sole discretion.

5.2 Information and Proof. A Participant or the Beneficiary of a deceased Participant shall furnish all information and proof required by the Administrator for the determination of any issue arising under the Plan including, but not limited to, proof of marriage to a Participant or a certified copy of the death certificate of a Participant. The failure by a Participant or the Beneficiary of a deceased Participant to furnish such information or proof promptly and in good faith, or the furnishing of false or fraudulent information or proof by the Participant or Beneficiary, shall be sufficient reason for the denial, suspension, or discontinuance of benefits thereto and the recovery of any benefits paid in reliance thereon.

5.3 Notice of Address Change. Each Participant and any Beneficiary of a deceased Participant who is or may be entitled to benefits under this Plan shall notify the Administrator in writing of any change of his or her address.

5.4 Claims Procedure.

(a) Claim Denial. The Administrator shall provide adequate notice in writing to any Participant or Beneficiary of a deceased Participant whose application for benefits, made in accordance with Section 5.1 of this Plan, has been wholly or partially denied. Such notice shall include the reason(s) for denial, including references, when appropriate, to specific Plan or Trust Agreement provisions; a description of any additional information necessary for the claimant to perfect the claim, if applicable and an explanation of why such information is necessary; and a description of the claimant’s right to appeal under Subsection (b) below.

The Administrator shall furnish such notice of a claim denial within ninety (90) days after the date that the Administrator received the claim. If special circumstances require an extension of time for deciding a claim, the Administrator shall notify the claimant in writing thereof within such ninety (90)-day period and shall specify the date a decision on the claim shall be made, which shall not be more than one hundred eighty (180) days after the date that the Administrator received the claim. Then, the Administrator shall furnish any denial notice on the claim by the later date so specified.

(b) Appeal Procedure. A claimant or his or her duly authorized representative shall have the right to file a written request for review of a claim denial within sixty (60) days after receipt of the denial, to review pertinent documents, records and other information relevant to his or her claim without charge (including items used in the determination, even if not relied upon in making the final determination and items demonstrating consistent application and compliance with this Plan’s administrative processes and safeguards), and to submit comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination.

(c) Decision Upon Appeal. In considering an appeal made in accordance with Subsection (b) above, the Administrator shall review and consider any written comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination by the claimant or his or her duly authorized representative. The claimant or his or her representative shall not be entitled to appear in person before any representative of the Administrator.

The Administrator shall issue a written decision on an appeal within sixty (60) days after the date the Administrator receives the appeal together with any written comments relating thereto. If special circumstances require an extension of time for a decision on an appeal, the Administrator shall notify the claimant in writing thereof within such sixty (60)-day period. Then, the Administrator shall furnish a written decision on the appeal as soon as possible but no later than one hundred twenty (120) days after the date that the Administrator received the appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant and shall include specific references to the pertinent Plan provisions on which the decision is based. If the claimant loses on appeal, the decision shall include the following information provided in a manner calculated to be understood by the claimant: (1) the specific reason(s) for the adverse determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a statement of the claimant’s right to receive at no cost information and copies of documents relevant to the claim, even if such information was not relied upon in making determinations; and (4) a statement of the claimant’s rights to sue under ERISA.

5.5 Status, Responsibilities, Authority and Immunity of Administrator.

(a) Appointment and Status of Administrator. The Plan Sponsor shall appoint the Administrator. The Plan Sponsor may remove the Administrator and appoint another Administrator or, if the Administrator is a committee, the Plan Sponsor may remove any or all members of the committee and appoint new members. The Administrator shall be the “administrator” of the Plan, as such term shall be defined in Section 3(16)(A) of ERISA.

(b) Responsibilities and Discretionary Authority. The Administrator shall have absolute and exclusive discretion to manage the Plan and to determine all issues and questions arising in the administration, interpretation, and application of the Plan and the Trust Agreement, including, but not limited to, issues and questions relating to a Participant’s eligibility for Plan benefits and to the nature, amount, conditions, and duration of any Plan benefits. Furthermore, the Administrator shall have absolute and exclusive discretion to formulate and to adopt any and all standards for use in calculations required in connection with the Plan and rules, regulations, and procedures that he or she deems necessary or desirable to effectuate the terms of the Plan; provided, however, that the Administrator shall not adopt a rule, regulation, or procedure that shall conflict with this Plan or the Trust Agreement. Subject to the terms of any applicable contract or agreement, any interpretation or application of this Plan or the Trust Agreement by the Administrator, or any rules, regulations, and procedures duly adopted by the Administrator, shall be final and binding upon Employees, Participants, Beneficiaries, and any and all other persons dealing with the Plan.

(c) Delegation of Authority and Reliance on Agents. The Administrator may, in his or her discretion, allocate ministerial duties and responsibilities for the operation and administration of the Plan to one or more persons, who may or may not be Employees, and employ or retain one or more persons, including accountants and attorneys, to render advice with regard to any responsibility of the Administrator.

(d) Reliance on Documents. The Administrator shall incur no liability in relying or in acting upon any instrument, application, notice, request, letter, or other paper or document believed by the Administrator to be genuine, to contain a true statement of facts, and to have been executed or sent by the proper person.

(e) Immunity and Indemnification of Administrator. The Administrator shall not be liable for any of his or her acts or omissions, or the acts or omissions of any employee or agent authorized or retained pursuant to Subsection (c) above by the Administrator, except any act of the Administrator or any such person as constitutes gross negligence or willful misconduct. The Plan Sponsor shall indemnify the Administrator, to the fullest extent permitted by law, if the Administrator is ever made a party or is threatened to be made a party to any threatened, pending, or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, any action by or in the right of the Plan Sponsor), by reason of the fact that the Administrator is or was, or relating to the Administrator’s actions as, the Administrator, against any expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement that the Administrator incurs as a result of, or in connection with, such action, suit, claim, or proceeding, provided that the Administrator had no reasonable cause to believe that his or her conduct was unlawful.

5.6 Enrollment, Deferral Election and Other Procedures. The Administrator shall adopt and may amend procedures to be followed by EDIP Eligible Employees and Participants in electing to participate in this Plan, in electing to have Bonus Deferral Amounts and Salary Deferral Amounts made on their behalf, in selecting a form of distribution of any Distributable Amount, and in taking any other actions required thereby under this Plan. Notwithstanding the foregoing sentence, any enrollment, deferral election and other procedures relating to Section 409A Amounts shall be subject to the provisions of Article IX of the Plan.

5.7 Correction of Prior Incorrect Allocations. Notwithstanding any other provisions of this Plan, in the event that an adjustment to a Employer Contributions Account, Benefit Account, Deferral Account, Rollover Account, or Distribution Account shall be required to correct an incorrect allocation to such account, the Administrator shall take such actions as he or she deems, in his or her sole discretion, to be necessary or desirable to correct such prior incorrect allocation.

5.8 Facility of Payment. If the Administrator shall determine that a Participant or the Beneficiary of a deceased Participant to whom a benefit is payable is unable to care for his or her affairs because of illness, accident or other incapacity, the Administrator may, in his or her discretion, direct that any payment otherwise due to the Participant or Beneficiary be paid to the legal guardian or other representative of the Participant or Beneficiary. Furthermore, the Administrator may, in his or her discretion, direct that any payment otherwise due to a minor Participant or Beneficiary of a deceased Participant be paid to the guardian of the minor or the person having custody of the minor. Any payment made in accordance with this Section to a person other than a Participant or the Beneficiary of a deceased Participant shall, to the extent thereof, be a complete discharge of the Plan’s obligation to the Participant or Beneficiary.

5.9 Unclaimed Benefits. If the Administrator cannot locate a Participant or the Beneficiary of a deceased Participant to whom payment of benefits under this Plan shall be required, following a diligent effort by the Administrator to locate the Participant or Beneficiary, such benefit shall be forfeited.

ARTICLE VI

STATUS OF PLAN AND TRUST AGREEMENT

6.1 Unfunded Status of Plan. The Plan constitutes a mere promise by the Plan Sponsor to pay benefits in accordance with the terms of the Plan, and, to the extent that any person acquires a right to receive benefits from the Plan Sponsor under this Plan, such right shall be no greater than any right of any unsecured general creditor of the Plan Sponsor. Subject to Section 6.2, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed so as to create a trust of any kind, or a fiduciary relationship between the Plan Sponsor and any Participant, Beneficiary, or other person.

6.2 Shares to be Issued. The aggregate number of shares of Common Stock that may be issued to satisfy the obligations under the Plan shall not exceed two million (2,000,000) shares of Common Stock. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the applicable company reacquires, including shares it purchases on the open market.

6.3 Adjustments upon Changes in Capital Stock. Subject to any required action by the Plan Sponsor (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, some other increase or decrease in such Common Stock occurs without the Plan Sponsor’s receiving consideration, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate, in any of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (a) the kind and number of shares of Common Stock, other securities or property or the amount of cash subject to each outstanding obligation under the Plan and (b) the aggregate number of shares of Common Stock which thereafter may be made the subject of obligations under the Plan, including the limit specified in Section 6.2 of the Plan regarding the number of shares available to satisfy obligations under the Plan.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate to the items set forth in any of subsections (a) through (b) in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Any issue by the Plan Sponsor of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any obligation under the Plan except as this Section 6.3 specifically provides. The grant of an obligation under the Plan will not affect in any way the right or power of the Administrator or the Plan Sponsor to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

6.4 Existence and Purposes of Trust Agreement.

(a) Existence of Trust Agreement. In accordance with Section 6.1, the Plan Sponsor may enter into a Trust Agreement with a trustee to hold a trust fund that may become the source of Plan benefits as provided in the Trust Agreement, and such trust fund may hold shares of Common Stock. In such event, the trustee would have such powers to hold, invest, reinvest, control, and disburse such trust fund as shall, at such time and from time to time, be set forth in the Trust Agreement or this Plan.

(b) Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants and Beneficiaries of deceased Participants under this Plan shall be subject to the provisions of the Trust Agreement, if and as applicable.

(c) Rights to Any Trust Fund Assets. No Participant or Beneficiary of a deceased Participant, nor any other person, shall have any right to, or interest in, any assets of the trust fund maintained under the Trust Agreement upon termination of such Participant’s employment or otherwise, except as may be specifically provided from time to time in this Plan, the Trust Agreement, or both, and then only to the extent so specifically provided.

ARTICLE VII

PLAN AMENDMENT OR TERMINATION

7.1 Right to Amend. The Plan Sponsor reserves the right to amend the Plan, by action duly taken by its Board of Directors, at any time and from time to time to any extent that the Plan Sponsor may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Board of Directors. Without limiting the generality of the foregoing, the Plan Sponsor specifically reserves the right to amend the Plan retroactively as may be deemed necessary. Notwithstanding the foregoing sentences, the Plan Sponsor shall not amend the Plan so as to change the method of calculating the Benefit Amount attributable to any Employer Contributions in any Participant’s Employer Contributions Account as of the date that such an amendment would otherwise be effective; so as to reduce the balance in the Deferral Account, Benefit Account, Rollover Account, or Distribution Account of any Participant as of such otherwise effective date; or so as to reduce the Vesting Percentage applicable to any Benefit Amount of any Participant that shall have been credited to the Participant’s Benefit Account (plus any earnings credited thereon) prior to such otherwise effective date (whether or not such Vesting Percentage shall have been determined pursuant to Section 3.3 as of such date), unless any such amendment shall be reasonably required to comply with applicable law or to preserve the tax treatment of benefits provided under the Plan or is consented to by the affected Participant.

7.2 Right to Terminate. The Plan Sponsor reserves the right to terminate the Plan, by action duly taken by its Board of Directors, at any time as the Plan Sponsor may deem advisable. Upon termination of the Plan, (a) if the trust fund maintained under the Trust Agreement has not become the source for Plan benefits, the Plan Sponsor shall pay or provide for the payment of all liabilities with respect to Participants and Beneficiaries of deceased Participants by distributing amounts to and on behalf of such Participants and Beneficiaries; and (b) if the trust fund maintained under the Trust Agreement has become the source for Plan benefits, the Plan Sponsor shall direct the trustee thereof to pay to or provide for the payment of all reasonable administrative expenses of the Plan and trust fund, and thereafter the Plan Sponsor shall direct such trustee to use and apply the remaining assets of the trust fund to provide for liabilities thereof with respect to Participants and Beneficiaries of deceased Participants by continuing the trust fund and making provision under the Trust Agreement for the payment of such liabilities or by distributing amounts from the trust fund to and on behalf of such Participants and Beneficiaries; provided that, if, after payment or provision for payment of all reasonable administrative expenses of the Plan and trust fund maintained under the Trust Agreement and satisfaction of all liabilities of such trust fund with respect to Participants and Beneficiaries of deceased Participants, there shall be excess assets remaining, the trustee thereof shall pay such excess assets to the Plan Sponsor.

ARTICLE VIII

MISCELLANEOUS

8.1 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employee and the Plan Sponsor or any Employer, as a right of any Employee to be continued in any employment position with, or the employment of, the Plan Sponsor or any Employer, or as a limitation of the right of the Plan Sponsor or any Employer to discharge any Employee.

8.2 Nonalienation of Benefits. Any benefits or rights to benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a Beneficiary or former Beneficiary, or for the support of any other relative, before payment thereof is received by the Participant, Beneficiary of a deceased Participant, or other person entitled to the benefit under the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under this Plan shall be void; provided, however, that this Section shall not prohibit the Administrator from offsetting, pursuant to Section 8.3 of this Plan, any payments due to a Participant, the Beneficiary of a deceased Participant, or any other person who may be entitled to receive a benefit under this Plan.

8.3 Offset of Benefits. Notwithstanding anything in this Plan to the contrary, in the event that a Participant or the Beneficiary of a deceased Participant owes any amount to the Plan, the Plan Sponsor, or any other Employer, whether as a result of an overpayment or otherwise, the Administrator may, in his or her discretion, offset the amount owed or any percentage thereof in any manner against any payments due from the Plan to the Participant or Beneficiary.

8.4 Taxes. Neither the Plan Sponsor nor any Employer represents or guarantees that any particular federal, state, or local income, payroll, personal property or other tax consequence will result from participation in this Plan or payment of benefits under this Plan. Notwithstanding anything in this Plan to the contrary, the Administrator may, in his or her sole discretion, deduct and withhold applicable taxes from any payment of benefits under this Plan. For the avoidance of doubt, each Participant and Beneficiary shall be responsible for any and all taxes, interest, and penalties with respect to his or her Section 409A Amounts. The Administrator also may permit such obligations to be satisfied by the transfer to the Plan Sponsor or any Employer of cash, shares of Common Stock, or other property.

8.5 Timing of Distributions. The provisions of this Section 8.5 shall apply notwithstanding any provisions of the Plan to the contrary. The timing of all distributions under the Plan is subject to the Plan Sponsor’s and any Employer’s deduction limitations under Code Section 162(m). Distributions instituted during a period during which the Plan Sponsor prevents trading in Common Stock (a “blackout period”) will not be effective until the first business day following the end of the blackout period. The Administrator also may, in his or her sole discretion, postpone any distribution to comply with applicable law or internal policies of the Plan Sponsor.

8.6 Not Compensation Under Other Benefit Plans. No amounts in a Participant’s Benefit Account or Deferral Account shall be deemed to be salary or compensation for purposes of the 401(k) Plan or any other employee benefit plan of the Plan Sponsor or any Employer except as and to the extent otherwise specifically provided in any such plan.

8.7 Merger or Consolidation of Plan Sponsor. If the Plan Sponsor is merged or consolidated with another organization, or another organization acquires all or substantially all of the Plan Sponsor’s assets, such organization may become the “Plan Sponsor” hereunder by action of its board of directors and by action of the board of directors of the Plan Sponsor if still existent. Such change in plan sponsors shall not be deemed to be a termination of this Plan.

8.8 Savings Clause. If any term, covenant, or condition of this Plan, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Plan, or the application of any such term, covenant, or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Plan and each term, covenant, and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.

8.9 Governing Law. This Plan shall be construed, regulated and administered under the laws of the State of North Carolina to the extent not pre-empted by ERISA or any other federal law.

8.10 Construction. As used in this Plan, the masculine and feminine gender shall be deemed to include the neuter gender, as appropriate, and the singular or plural number shall be deemed to include the other, as appropriate, unless the context clearly indicates to the contrary.

8.11 Headings No Part of Agreement. Headings of articles, sections and subsections of this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction of the Plan.

ARTICLE IX

SPECIAL PROVISIONS APPLICABLE TO SECTION 409A AMOUNTS

9.1 Scope. The provisions of this Article IX shall apply to Section 409A Amounts only and shall not apply to any Grandfathered Amounts. If the provisions of this Article IX conflict with any other provisions of the Plan, the provisions of this Article IX shall control.

9.2 Special Provisions. Notwithstanding any provision of Articles III and IV of the Plan and Section 5.6 of the Plan, with respect to a Participant:

(a) Elections. With respect to any Section 409A Amount and in addition to any enrollment form and election requirements provided for in the Plan or established by the Administrator, any election for a Plan Year shall be made not later than December 31 of the calendar year immediately preceding such Plan Year; provided, however, that, in the case of the first Plan Year in which a Participant becomes an EDIP Eligible Employee, any election for the portion of the Plan Year during with the Participant is an EDIP Eligible Employee shall be made within thirty (30) days after the date the Participant first becomes an EDIP Eligible Employee.

(b) Form and Medium of Distribution. Any election made with respect to a Section 409A Amount pursuant to Section 9.2(a) above shall specify the form and medium of distribution with respect to that Section 409A Amount. The form of distribution so elected by a Participant shall be one of the forms of distribution set forth in Section 4.1(a) of the Plan and shall be subject to the restriction in Section 4.1(a)(ii) of the Plan concerning the availability of installment payments, determined as of the Participant’s Employment Termination Date. The medium of distribution shall be specified in accordance with Section 4.1(b) of the Plan.

(c) Default Form of Payment. Notwithstanding Section 4.2(b)(i)(B) of the Plan, with respect to any Participant who has both attained age fifty-five (55) and completed at least five (5) Years of Service, if such Participant fails to elect a form of distribution with respect to any Section 409A Amount, the Participant shall be deemed to have elected to have such Section 409A Amount paid in the form of five (5) installment payments in accordance with the payment frequency set forth in Section 9.2(d) below.

(d) Timing of Payment. Notwithstanding Article IV of the Plan and specifically Sections 4.2(c) and (e) of the Plan, the Distribution Date for a Section 409A Amount (or the first installment of a Section 409A Amount, if applicable) shall be no earlier than the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date. In accordance with procedures established by the Administrator pursuant to Article V, a Participant may elect one of the following Distribution Dates with respect to each Section 409A Amount: (i) the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date; (ii) the first day of the month following the last day of the twelve (12) month period commencing on the Participant’s Employment Termination Date; or (iii) the first day of the month following the last day of the twenty-four (24) month period commencing on the Participant’s Employment Termination Date. The time of distribution so elected by a Participant shall be subject to the restriction in Section 4.1(a)(ii)(C) of the Plan determined as of the Participant’s Employment Termination Date.

If pursuant to the terms of the Plan a Section 409A Amount is to be distributed in installments, the second installment of the Section 409A Amount shall be made on January 15 of the calendar year following the date of payment of the initial installment, and each subsequent installment thereafter (if any) shall be made on each January 15 thereafter until all installment payments of a Section 409A Amount have been paid to the Participant. In the avoidance of doubt, the amount of each installment payment of a Section 409A Amount shall equal the quotient of (i) the total Section 409A Amount to be distributed, divided by (ii) the number of installment payments remaining in the applicable period of annual installments.

(e) Subsequent Changes in Time of Payment and Form of Distribution. With respect to a Section 409A Amount, a Participant may elect to delay a payment of the Section 409A or to change the form of distribution of the Section 409A Amount provided that the following conditions are met:

(i) Any election under this Section 9.2(e) shall not take effect until a date that is at least twelve (12) months after the date on which the election is made.

(ii) The payment with respect to which an election under this Section 9.2(e) is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid.

(iii) Any election under this Section 9.2(e) shall be made on a date that is not less than twelve (12) months prior to the date the payment is originally scheduled to be made.

(f) Permitted Payment Delays. Notwithstanding Section 8.5 of the Plan and in addition to the foregoing provisions of this Section 9.2, a payment of a Section 409A Amount to a Participant may be delayed to a date after the designated payment date under either of the following two circumstances:

(i) Where the Plan Sponsor reasonably anticipates that an Employer’s deduction with respect to the payment of a Section 409A Amount would otherwise be limited or eliminated by application of Code Section 162(m); provided, however, that such payment shall be made to the Participant (i) during the Participant’s first taxable year in which the Plan Sponsor reasonably anticipates that the deduction of such payment will not be limited or eliminated by the application of Code Section 162(m), or, if later, (ii) during the period beginning with the Participant’s Employment Termination Date and ending on the later of (A) the last day of the taxable year of the Plan Sponsor in which the Participant’s Employment Termination Date occurs or (B) the fifteenth (15th) day of the third month following the Participant’s Employment Termination Date.

(ii) Where the Plan Sponsor reasonably anticipates that the making of the payment of the Section 409A Amount will violate Federal Securities laws or other applicable law; provided, however, that such payment will be made to the Participant at the earliest date at which the Plan Sponsor reasonably anticipates that the making of such payment will not cause such violation.

(g) Unforeseeable Emergency. For the avoidance of doubt, the provisions of Section 4.3 of the Plan shall apply to any Bonus Deferral Amounts and any Salary Deferral Amounts that are considered to be Section 409A Amounts.

(h) Plan Termination. Notwithstanding the provisions of Section 7.2 of the Plan, the termination of the Plan shall not accelerate the time and form of payment of any Section 409A Amount except when the Plan Sponsor elects to terminate the Plan in accordance with one of the following:

(i) The Plan Sponsor elects to terminate the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the Section 409A Amounts are included in Participants’ gross incomes in the latest of (a) the calendar year in which the Plan termination occurs, (b) the calendar year in which the Section 409A Amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which the payment of the Section 409A Amount is administratively practical.

(ii) The Plan Sponsor elects to terminate the Plan under the following conditions: (a) the Employer terminates all arrangements sponsored by the Employer that would be aggregated with any terminated arrangements under the regulations promulgated under Code Section 409A if the same Participant had deferrals of compensation under all such terminated arrangements; (b) no payments (other than payments that would be payable under the terms of the arrangements if the termination had not occurred) are made within twelve (12) months of the termination of the arrangements; (c) all payments are made within twenty-four (24) months of the termination of the arrangements; and (d) no Employer adopts a new arrangement that would be aggregated with any terminated arrangement under the regulations promulgated under Code Section 409A if the same Participant participated in both arrangements, at any time within five (5) years following the date of termination of the Plan.

(iii) The Plan Sponsor elects to terminate the Plan in accordance with any such other events and conditions that the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(i) Definition of Payment. With respect to a Section 409A Amount, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment, and each such installment payment shall not be considered a separate payment hereunder.

9.3 Payments to a Beneficiary. Notwithstanding Section 4.2(e) of the Plan, with respect to any Section 409A Amounts, if a Participant elected to receive the Distributable Amount in the form of annual installments and the Participant dies prior to receiving all of such annual installments, the Beneficiary of the deceased Participant shall receive such remaining payments as a lump-sum in accordance with Section 4.2(b)(ii) of the Plan.

9.4 Class Year Accounting. Section 409A Amounts credited on a Participant’s behalf and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be administered under this Plan by Class Year. For the avoidance of doubt, as stated in Section 1.59, the aggregate of a Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan, shall be deemed a separate Section 409A Amount for all purposes under this Plan, including, but not limited to, the provisions of Section 9.2.

(a) Elections. In accordance with procedures established by the Administrator pursuant to Article V and Section 9.2, a Participant shall make a separate election for each Class Year, for which the Participant shall specify (i) the form and medium of distribution and (ii) the time for payment, and each such election for a Class Year shall apply to the aggregate of the Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for that Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Plan. The Plan’s default form of payment and time for payment provisions under Section 4.2(b)(i)(B), Section 9.2(c), and Section 9.2(d), as applicable, shall apply to any Participant who fails to make an election for a Class Year.

(b) Subsequent Changes in Class Year Elections. The provisions of Section 9.2(e) permitting payment delays and changes in the form of distribution subject to certain conditions set forth therein shall be administered separately with respect to a Participant’s Section 409A Amount for each Class Year. An election to delay payment, or change the form of distribution, for a Section 409A Amount for one Class Year shall not affect the time for payment and form of distribution elections for the Section 409A Amount for another Class Year.

IN WITNESS WHEREOF, the Plan Sponsor has caused this amended and restated Plan to be executed by its duly authorized officer as of the last date signed by the officer as set forth below.

PLAN SPONSOR:

VONTIER CORPORATION

By:	/s/ Amy Plasha
Amy Plasha, Chief People Officer

Date:	11 June 2023

APPENDIX A

APPLICABLE PERCENTAGE

1. Participation Before September 30, 2023. For Employer Contribution Eligible Employees who participated in the Plan before September 30, 2023, the Applicable Percentage shall be in an amount determined under the following table:

YEARS OF PARTICIPATION as of September 30, 2023	APPLICABLE PERCENTAGE
0-10	6%
11-15	8%
Greater than 15	10%

For the avoidance of doubt, for Employer Contribution Eligible Employees who participated in the Plan before September 30, 2023, the applicable Percentage the Eligible Employee was eligible for prior to September 30, 2023 will be grandfathered at that Employer Contribution percentage without increasing or decreasing.

2. Participation On or After September 30, 2023. For Employer Contribution Eligible Employees who began participating in the Plan on or after September 30, 2023, the Applicable Percentage shall be in an amount determined under the following table:

YEARS OF PARTICIPATION	APPLICABLE PERCENTAGE
Any years of participation	6%

A-1

APPENDIX B

MONTHS FACTORS

Eligibility Date	Prorata Factor
January 1st	1.00
February 1st	0.92
March 1st	0.83
April 1st	0.75
May 1st	0.67
June 1st	0.50
July 1st	0.50
August 1st	0.42
September 1st	0.33
October 1st	0.25
November 1st	0.17
December 1st	0.08

B-1